UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            March 5, 2014

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 5, 2014, Rory Burke was appointed as President and Chief Executive Officer of the Subscription Fulfillment Services business of AMREP Corporation (the “Company”) operated by Palm Coast Data LLC and its subsidiary, FulCircle Media, LLC.  In connection with his appointment, Mr. Burke’s annual base salary was increased to $285,000 and Mr. Burke’s incentive compensation plan for the Company’s fiscal year ending April 30, 2014 was not amended.

Mr. Burke replaces Michael P. Duloc as President and Chief Executive Officer of the Subscription Fulfillment Services business, with Mr. Duloc remaining as President and Chief Executive Officer of Palm Coast Data Holdco, Inc., the parent company of Palm Coast Data LLC.  Mr. Duloc also retains his position as President and Chief Executive Officer of the Newsstand Distribution Services business and the Product Packaging and Fulfillment Services and Other businesses of the Company operated by Kable Media Services, Inc. and its subsidiaries.

Prior to being appointed President and Chief Executive Officer of the Subscription Fulfillment Services business of the Company, Mr. Burke, age 58, had been Executive Vice President and Chief Operating Officer Palm Coast Data LLC and its subsidiary, FulCircle Media, LLC, since November 2011.  From June 2009 to October 2011, Mr. Burke was National Sales Executive for CDS Global, Inc., a subscription and product fulfillment provider.  From 2003 to May 2009, he was Executive Vice President of Kable Fulfillment Services Inc., a subscription fulfillment provider.  Prior to joining Kable Fulfillment Services Inc., Mr. Burke held various operational, client service and executive leadership positions with Neodata Services, Inc. and Electronic Data Systems, both subscription and product fulfillment providers.

On March 5, 2014, a sub-committee of the Compensation and Human Resources Committee of the Board of Directors of the Company approved and awarded 6,000 restricted shares of common stock of the Company under the AMREP Corporation 2006 Equity Compensation Plan to Mr. Burke using the form of restricted stock award attached as exhibit 10.1 to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on December 17, 2013.  The award of restricted shares of common stock will vest one-third on March 5, 2015, one-third on March 5, 2016 and one-third on March 5, 2017, subject to the continued employment of Mr. Burke on each vesting date.

Effective as of March 5, 2014, Palm Coast Data LLC entered into a change of control agreement (the “COC Agreement”) with Mr. Burke.  The COC Agreement provides for certain rights and benefits in the event Palm Coast Data LLC terminates Mr. Burke’s employment without cause or Mr. Burke terminates his employment with Palm Coast Data LLC for good reason (as each of those terms are defined in the COC Agreement), and in each case in connection with a change in control of the Company or Palm Coast Data LLC (a “double-trigger”), including severance payable to Mr. Burke equal to one times his annual base salary and continued health and medical insurance to Mr. Burke for one year.  In addition, if the change of control is solely with respect to Palm Coast Data LLC, the COC Agreement provides that any vesting, restrictions or conditions on the exercisability or the sale of equity awards granted by the Company or its affiliates to Mr. Burke shall lapse or otherwise be deemed fully vested, accelerated or otherwise satisfied.  These rights and benefits are subject to certain customary non-competition and non-solicitation obligations and are contingent upon the execution of a release.

 The foregoing description of the COC Agreement is a summary only and is qualified in all respects by the provisions of the COC Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein. A copy of the press release announcing the appointment of Mr. Burke is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Change of Control Agreement, dated as of March 5, 2014, between Palm Coast Data LLC and Rory Burke.
99.1	Press Release, dated March 7, 2014, issued by Palm Coast Data LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: March 7, 2014	By:	/s/ Christopher V. Vitale
Christopher V. Vitale
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Change of Control Agreement, dated as of March 5, 2014, between Palm Coast Data LLC and Rory Burke.
99.1	Press Release, dated March 7, 2014, issued by Palm Coast Data LLC.